Somnigroup International to Participate in Financial Conference

DALLAS, TX, September 2, 2025 – Somnigroup International Inc. (NYSE: SGI, “Company” or “Somnigroup”) announced today that it will participate in group meetings at the 2025 Goldman Sachs Global Retailing Conference on September 3, 2025. The Company also shared that the sales trends experienced early in the third quarter have continued.

Somnigroup Chairman and CEO Scott Thompson commented, “Third quarter trends, as discussed on our second quarter earnings call, continue to be solid. We are confident in our ability to capitalize on improved market conditions.”

Forward-Looking Statements

This press release contains statements that may be characterized as “forward-looking,” within the meaning of the federal securities laws. Such statements might include information concerning one or more of the Company’s plans, guidance, objectives, goals, strategies and other information that is not historical information. When used in this release, the words “assumes,” “estimates,” “expects,” “guidance,” “trends,” “anticipates,” “might,” “projects,” “plans,” “targets,” “intends,” “believes,” “will” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to future performance, the Company’s expected quarterly results, full year guidance and outperformance relative to the broader industry, the macroeconomic environment including its impact on consumer behavior, adjusted EPS for 2025 and subsequent periods and the Company’s expectations for sales and adjusted EPS growth. Any forward-looking statements contained herein are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations, meet its guidance or that these beliefs will prove correct. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

About Somnigroup

Somnigroup (NYSE: SGI) is the world’s largest bedding company, dedicated to improving people’s lives through better sleep. With superior capabilities in design, manufacturing, distribution and retail, we deliver breakthrough sleep solutions and serve the evolving needs of consumers in more than 100 countries worldwide through our fully-owned businesses, Tempur Sealy, Mattress Firm and Dreams. Our portfolio includes the most highly recognized brands in the industry, including Tempur-Pedic®, Sealy®, Stearns & Foster®, and Sleepy’s®, and our global omni-channel platform enables us to meet consumers wherever they shop, offering a personal connection and innovation to provide a unique retail experience and tailored solutions.

Somnigroup Investor Relations Contact

Aubrey Moore
Investor Relations
Somnigroup International Inc.
800-805-3635
Investor.relations@somnigroup.com